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                                                                   EXHIBIT 23.03



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement
No. 333-74761 on Form S-4 of Cardinal Health, Inc. of our report dated
January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears on page 6 of Cardinal Health, Inc.'s Current Report on Form 8-K/A filed March 18, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
April 2, 1999